Exhibit 10.4
POWERSECURE INTERNATIONAL, INC.
RESTRICTED STOCK AGREEMENT
1998 Stock Incentive Plan
     This RESTRICTED STOCK AGREEMENT (the “Agreement”) is made to be effective as of the “Grant Date” set forth on the Signature Page (the “Grant Date”) by and between PowerSecure International, Inc., a Delaware corporation (the “Company”), and the individual named as the “Grantee” on the Signature Page (the “Grantee”).
Recitals
     WHEREAS, the Company has adopted the PowerSecure International, Inc. 1998 Stock Incentive Plan (as amended and/or restated from time to time, the “Plan”); and
     WHEREAS, pursuant to the provisions of the Plan, the Board of Directors of the Company, acting directly or through its Compensation Committee (the “Board”), has authorized a grant to the Grantee of shares of common stock, par value $.01 per share (the “Common Stock”), of the Company, subject to the restrictions and upon the terms and conditions set forth in this Agreement;
Agreement
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
     1. Grant of Restricted Stock. The Company hereby grants to the Grantee the number of shares of Common Stock (the “Restricted Stock” or the “Restricted Shares”) set forth on the Signature Page. The Restricted Shares are subject to the terms and conditions set forth in this Agreement and in the Plan, which is incorporated herein by this reference. Unless otherwise defined herein, all terms defined in the Plan and used in this Agreement shall have the same respective meanings in this Agreement. The Grantee hereby agrees that all Restricted Shares are subject to, and the Grantee hereby agrees to abide by, all terms and conditions set forth in the Plan and this Agreement, including but not limited to the restrictions on transfer set forth in Section 3 and the forfeiture conditions set forth in Section 6.
     2. Vesting of Restricted Shares.
          (a) Except as otherwise provided in this Agreement, the Restricted Shares shall vest, and the restrictions applicable thereto shall lapse, in accordance with the vesting schedule attached hereto (the “Vesting Schedule”), provided the Grantee has been employed continuously by the Company from the Grant Date through the “Vesting Date” specified in the Vesting Schedule. The number of Restricted Shares that shall vest on each Vesting Date shall be equal to the number of total Restricted Shares granted hereunder multiplied by the applicable “Vesting Percentage” set forth in the Vesting Schedule. The Restricted Shares shall be fully vested, and this Agreement and the restrictions hereunder applicable to the Restricted Shares shall terminate, on the last Vesting Date set forth in the Vesting Schedule (the “Expiration Date”).

          (b) Restricted Shares that have become vested in accordance with the Vesting Schedule are referred to herein as “Vested Shares”. Restricted Shares that have not become vested in accordance with the Vesting Schedule are referred to herein as “Unvested Shares”.
          (c) Notwithstanding the Vesting Schedule, any and all Unvested Shares shall become Vested Shares in the event of the Grantee’s death or Disability (as defined below).
          (d) After any Restricted Shares become Vested Shares, the restrictions thereon as set forth in Section 3, shall lapse, and the Grantee may Transfer (as defined below) any of the Vested Shares in his discretion.
     3. Restrictions on Restricted Shares. The Grantee shall be treated as the beneficial owner of all of the Restricted Shares and shall have all the rights and privileges of a stockholder as to the Restricted Shares, including the right to vote and to receive any dividends and other distributions with respect to the Restricted Shares, except that the following restrictions shall apply to any Restricted Shares that are Unvested Shares:
          (a) The Grantee shall not be entitled to delivery of any certificates for Restricted Shares until the restrictions thereon have lapsed and such Restricted Shares have become Vested Shares in accordance with the Vesting Schedule without a forfeiture, and upon the satisfaction of all other applicable conditions.
          (b) The Grantee shall not sell, assign, transfer (by gift or otherwise), pledge, hypothecate or otherwise dispose of by operation of law or otherwise (“Transfer”), any Restricted Shares that are Unvested Shares, except as otherwise provided by this Agreement or the terms of the Plan. If any Transfer of Restricted Shares is made or attempted to be made contrary to the terms of this Agreement, such Transfer or attempted Transfer shall be null and void and ineffectual and shall cause such Restricted Shares to be forfeited, and the Company shall have the right to acquire for its own account, without the payment of any consideration therefor, such Restricted Shares from the owner thereof or his transferee, at any time before or after such prohibited Transfer. In addition to any other legal or equitable remedies it may have, the Company may enforce its rights to specific performance to the extent permitted by law and may exercise such other equitable remedies then available to it. The Company may refuse for any purpose to recognize any transferee who receives Restricted Shares contrary to the provisions of this Agreement as a stockholder of the Company and may retain and/or recover any and all dividends or other distributions on such Restricted Shares that were paid or payable subsequent to the date on which the prohibited Transfer was made or attempted.
          (c) The Grantee shall deliver to the Company any and all shares of Common Stock or other securities distributed as a dividend or distribution with respect to any Restricted Shares that do not become Vested Shares, upon a forfeiture of such Restricted Shares.
     4. Change In Control. In the event of a “Change in Control” (as defined in the Plan or as defined in the Employment and Non-Competition Agreement between the Company and the Grantee (the “Employment Agreement”)), subject to the applicable restrictions set forth in the Plan, all Unvested Shares (not otherwise forfeited prior to the Change in Control) shall vest in full and become Vested Shares upon the date of such Change in Control. The rights of the Grantee in the event of a Change in Control shall be governed by the provisions of Sections 9 and 11(a) of the Plan.

     5. Adjustments in Common Stock.
          (a) In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, split-up, combination, spin-off, combination, repurchase, liquidation, dissolution, exchange of shares of Common Stock or other securities of the Company, or other similar corporate transaction or event affects the shares of Common Stock such that an adjustment is necessary or determined by the Board to be appropriate in order to prevent dilution or enlargement of the Grantee’s rights under this Agreement, then the Board shall proportionately adjust the number and kind of Restricted Shares. Any new, additional or different securities to which the Grantee shall be entitled in respect of Restricted Shares by reason of such adjustment shall be deemed to be Restricted Shares and shall be subject to the same terms, conditions and restrictions as the Restricted Shares so adjusted.
          (b) The grant of Restricted Shares shall not affect in any way the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital stock or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
     6. Termination of Employment; Forfeiture of Unvested Shares.
          (a) Except as provided in Section 6(e) below, in the event the Grantee’s employment with the Company is terminated for any reason, other than due to his death or Disability, all rights of the Grantee with respect to Restricted Shares that are Unvested Shares shall terminate and be forfeited in their entirety as of the date of such termination of employment, and the Grantee shall immediately transfer and assign to the Company, without the requirement of consideration, all such Restricted Shares that are Unvested Shares, which shall be promptly tendered to the Company by the delivery of the certificates, if any, for such Unvested Shares, endorsed in blank by the Grantee or the Grantee’s representative or with stock powers attached thereto duly endorsed, at the Company’s principal executive offices, all in form suitable for the transfer of such Unvested Shares to the Company without the payment of any consideration therefor by the Company. After the time at which any such Unvested Shares are required to be delivered to the Company for transfer to the Company, the Company shall not pay any dividends to the Grantee on account of such Unvested Shares or permit the Grantee to exercise any of the privileges or rights of a stockholder with respect to such Unvested Shares, but shall, insofar as permitted by law, treat the Company as the owner of such Unvested Shares. However, the forfeiture of any Restricted Shares shall not create any obligation to repay dividends received as to such Restricted Shares, nor shall such forfeiture invalidate any votes previously given by Grantee with respect to such Restricted Shares.
          (b) For purposes of this Agreement, the Grantee shall be deemed to be employed by the Company so long as the Grantee is an employee, director, officer, consultant or advisor of the Company or any Subsidiary (as defined in the Plan) of the Company. In the event the Grantee ceases to be an employee of the Company in order to become an employee of any subsidiary of the Company, or the Grantee ceases to be an employee of any such subsidiary in order to become an employee of the Company or of another subsidiary of the Company, then the Grantee shall be deemed to continue as an employee of the Company for all purposes of this Agreement.
          (c) For purposes hereof, “Disability” shall have the meaning given to such term in the Employment Agreement.

          (d) The Board, in its discretion, may determine whether any leave of absence constitutes a termination of employment for purposes of this Agreement.
          (e) Notwithstanding any other provision of this Agreement to the contrary, in the event the Grantee’s employment with the Company is terminated by the Company without “Cause” (as “Cause” is defined in the Employment Agreement), before all the Restricted Shares have vested, then (i) the Service Shares (as defined in the Vesting Schedule) shall immediately vest on the date of such termination, and (ii) the unvested Performance Shares (as defined in the Vesting Schedule) applicable for the fiscal year in which such termination occurs (or applicable to the prior fiscal year if the Form 10-K for that prior fiscal year has not yet been filed) shall vest in the event the Company attains the applicable Restricted Share Performance Goal for that fiscal year (and, if applicable, the prior fiscal year).
     7. Certificates for Restricted Shares.
          (a) Reasonably promptly after the Grant Date, the Company shall cause one or more certificates representing the Restricted Shares to be registered in the name of, and issued to, the Grantee.
          (b) Each certificate for Restricted Shares shall bear a legend to substantially the following effect:
     “THE OWNERSHIP AND TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF A RESTRICTED STOCK AGREEMENT BETWEEN POWERSECURE INTERNATIONAL, INC. AND THE REGISTERED OWNER OF THIS CERTIFICATE AND TO THE TERMS AND CONDITIONS OF THE POWERSECURE INTERNATIONAL, INC. 1998 STOCK INCENTIVE PLAN, AS AMENDED. COPIES OF THE RESTRICTED STOCK AGREEMENT AND THE PLAN ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY AND MAY BE OBTAINED UPON WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF POWERSECURE INTERNATIONAL, INC. AT ITS PRINCIPAL EXECUTIVE OFFICES. ANY TRANSFER OF THIS CERTIFICATE OR THE SHARES REPRESENTED HEREBY IN CONTRAVENTION OF SUCH PLAN OR THE RESTRICTED STOCK AGREEMENT SHALL BE INVALID AND INEFFECTIVE”.
In addition, the certificate or certificates for the Restricted Shares shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or stock market upon which the Common Stock is from time to time listed or traded, and any applicable federal or states securities laws, and the Company may cause a legend or legends to be placed on such certificates or certificates to make appropriate references to such restrictions.
          (c) The Company may, in its sole discretion, require the Grantee to keep any certificates representing Restricted Shares in the custody of the Company, so long as such Restricted Shares are subject to the restrictions set forth in Section 3 and are Unvested Shares. In such event, the Grantee agrees to deliver to the Company one or more stock powers duly endorsed in blank relating to the Restricted Shares.
          (d) After any Restricted Shares become Vested Shares in accordance with the Vesting Schedule, and upon the satisfaction of all other applicable conditions to the Restricted Shares, including, but not limited to, the payment by the Grantee of all applicable withholding taxes, the Company shall deliver or cause to be delivered to the Grantee (or his successor) one or more certificates representing such Restricted Shares without the legend referenced in Section 6(b) hereof, reasonably promptly after receiving a request by the Grantee (or his successor).
     8. Taxes. Upon the vesting of any portion of the Restricted Shares, or earlier if applicable due to tax elections by the Grantee, the Grantee shall make arrangements satisfactory to the Company to make payment of the amount required under applicable federal, state and local income and other tax laws (collectively, “Taxes”). If the Grantee has not made arrangements satisfactory to the Company to pay the Taxes, the Company shall withhold from the Vested Shares a number of Restricted Shares having a fair market value equal to the amount required to pay the minimum required Withholding Taxes. The fair market value of the Restricted Shares to be withheld shall be calculated in accordance with the Plan.
     9. Transferability of Unvested Shares. Notwithstanding the restrictions on Transfer set forth in Section 3, the Grantee may Transfer any Unvested Shares in whole or in part as follows:
          (a) By will or the laws of descent and distribution; or
          (b) Pursuant to a Qualified Domestic Relations Order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974.
     10. Plan As Controlling. The Restricted Shares are granted pursuant to, and this Agreement shall be interpreted in a manner consistent with, the Plan. Any provision of this Agreement that is inconsistent or in conflict with any provision of the Plan shall be deemed to be superseded and governed by the provision of the Plan. All terms and conditions of the Plan applicable to the Restricted Shares which are not set forth in this Agreement shall be deemed to be incorporated herein by this reference. Grantee acknowledges that he has received a copy of the Plan prior to executing this Agreement.
     11. No Right to Continued Employment. Nothing contained in the Plan or this Agreement shall confer, and the grant of the Restricted Shares shall not be construed as conferring, upon the Grantee, any right to continue in the employ or service of the Company or any Subsidiary, or as interfering in any way with the right of the Company or any Subsidiary of the Company to (a) terminate the Grantee’s employment or service at any time, or (b) increase or decrease the compensation of the Grantee from the rate in existence on the Grant Date.
     12. Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Board, postpone the issuance or delivery of Restricted Shares or other payment of other benefits under the Restricted Shares until completion of the registration or qualification of such Restricted Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any national securities exchange, automated quotation system or any other stock exchange or stock market upon which the Common Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Board may consider appropriate, and may require the Grantee to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of the Restricted Shares or payment of other benefits in compliance with applicable laws, rules, regulations, listing requirements, or other applicable obligations.
     13. Miscellaneous.
          (a) Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed given when sent by first class certified or registered mail, postage prepaid, return receipt requested, or by personal delivery, addressed as follows:
(i)	If to the Company, at its principal executive offices; or

(ii)	If to the Grantee, at the address set forth on the Signature Page.
The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.
          (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to provisions governing conflicts of laws.
          (c) Entire Agreement. This Agreement (along with the Plan) constitutes the entire agreement and understanding between the parties hereto regarding the subject matter hereof, and supersedes all prior written or oral agreements, understandings and communications between the parties related to the subject matter of this Agreement.
          (d) Amendment. This Agreement may be modified, amended or rescinded only by a written Agreement executed by all parties hereto.
          (e) Severability. If any provision of the Plan, this Agreement or the Restricted Shares is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan, this Agreement or the Restricted Shares under any law, this Agreement and the Restricted Shares shall be deemed amended to conform to applicable laws or, if it cannot be construed or deemed without, in the determination of the Board, materially altering the intent of the Agreement and the Restricted Shares, it shall be deleted and the remainder of the Agreement shall remain in full force and effect. If any of the terms or provisions of this Agreement or the Restricted Shares conflict with the requirements of applicable law or applicable rules and regulations thereunder, including the requirements of Rule 16b-3, then such terms or provisions shall be deemed inoperative to the extent necessary to avoid the conflict with applicable law, or applicable rules and regulations, without invalidating new remaining provisions hereof.
          (f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Sections 3 and 9 hereof.

          (g) Specific Performance and Remedies. The rights of the parties under this Agreement are unique and, accordingly, the parties shall have the right to, in addition to any other remedies as may be available to any of them at law or in equity, to enforce their rights hereunder by actions for specific performance in addition to any other legal or equitable remedies that they might have to the extent permitted by law. All rights and remedies of the Company and of the Grantee enumerated in this Agreement shall be accumulative, and, except as expressly provided otherwise in this Agreement, none shall exclude any other rights or remedies allowed by law or in equity, and each of said rights or remedies may be exercised and enforced concurrently.
          (h) Waivers. Any of the provisions of this Agreement may be waived by an instrument in writing with the consent of the party or parties whose rights are being waived. Any waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof.
          (i) Captions. The captions contained in this Agreement are included for convenience of reference only and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as a part of this Agreement.
          (j) Construction. For purposes of this Agreement, the following rules of construction shall apply: (i) the word “or” is disjunctive but not necessarily exclusive; and (ii) the number and gender of each pronoun shall be construed to be such number and gender as the context, circumstances or its antecedent may require.
*  *  *  *  *  *  *  *   *

SIGNATURE PAGE
     IN WITNESS WHEREOF, the undersigned have caused this Restricted Stock Agreement to be executed as of the date first above written.
Grant Date: December 10, 2007
Restricted Shares: 20,000

POWERSECURE INTERNATIONAL, INC.
By:	/s/ Sidney Hinton
Sidney Hinton, President and CEO

GRANTEE: /s/ Gary J. Zuiderveen Gary J. Zuiderveen

Vesting Schedule

Vesting Percentage
(Number of Shares)	Vesting Date	Vesting Condition
Immediate Vesting Shares

10% (2,000)	December 10, 2007	Vested Upon Grant

Service Shares

50% (10,000)	December 10, 2012	Continuous Employment

Performance Shares

10% (2,000)	Day Form 10-K for	Company achieves Restricted Share
	Fiscal Year 2008 is filed	Performance Goal for Fiscal Year 2008*

10% (2,000)	Day Form 10-K for	Company achieves Restricted Share
	Fiscal Year 2009 is filed	Performance Goal for Fiscal Year 2009*

10% (2,000)	Day Form 10-K for	Company achieves Restricted Share
	Fiscal Year 2010 is filed	Performance Goal for Fiscal Year 2010*

10% (2,000)	Day Form 10-K for	Company achieves Restricted Share
	Fiscal Year 2011 is filed	Performance Goal for Fiscal Year 2011*

*	In the event that the Company fails to achieve the Restricted Share Performance Goal for any Fiscal Year, the Performance Restricted Shares that did not vest for that Fiscal Year shall vest in the subsequent Fiscal Year but only if the Company exceeds by 10% the Restricted Share Performance Goal for that subsequent fiscal year.

Restricted Share Performance Goal
The “Restricted Share Performance Goal” for Fiscal Year 2008 shall be equal to a 20% increase above 90% of the lower end of the range of the Company’s consolidated net income forecast for the Company’s fiscal year ending December 31, 2007 (“Fiscal Year 2007”) as included in its guidance issued publicly on August 8, 2007. For Fiscal Year 2009 and each Fiscal Year thereafter, the Restricted Share Performance Goal shall be increased by 20% over the prior Fiscal Year’s Restricted Share Performance Goal, as follows:

Fiscal Year	No. Performance Shares	Restricted Share Performance Goal
2008	2,000	20% increase over 90% of the lower end of the range of the Company’s consolidated net income forecast for Fiscal Year 2007 as included in its guidance issued publicly on
		August 8, 2007

2009	2,000	20% increase over Restricted Share Performance Goal for Fiscal Year 2008

2010	2,000	20% increase over Restricted Share Performance Goal for Fiscal Year 2009

2011	2,000	20% increase over Restricted Share Performance Goal for Fiscal Year 2010